SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of
The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 7, 2002


BAR HARBOR BANKSHARES
(Exact name of registrant as specified in its charter)


MAINE				841105-D			01-0393663
(State or other jurisdiction		(Commission			(IRS
Employer
of incorporation)			File Number)
	Identification No.)


PO Box 400, 82 Main Street
Bar Harbor, ME							04609-0400
(Address of principal executive officers)				(Zip
Code)

Registrant's telephone number, including area code:  (207) 288-
3314


ITEM 5 - OTHER EVENTS

In an interview given on February 6, 2002 and published in a financial industry newsletter on February 7, 2002, Dean S. Read, chief executive officer of Bar Harbor Bankshares (the "Company") and Bar Harbor Banking and Trust Company (the "Bank") made certain statements regarding operational issues at the Bank that have been raised by bank regulators and which are being addressed
by the Bank.   These issues include credit quality and standards,
allowances for loan losses and uses of capital and certain other bank policies and procedures.

In response to the concerns raised, the Bank has increased its allowances for loan loss, reclassified certain troubled loans, developed a classified asset reduction plan for certain commercial relationships, revised its credit administration plan, implemented certain revisions in its asset appraisal procedures, established a minimum capital threshold, revised certain account reconciliation procedures, financial recordkeeping and other procedures, and addressed weaknesses in its information systems. The Bank also has implemented a policy of paying dividends only from current earnings, exclusive of gains on the sale of securities, and has initiated a long-term strategic planning process, which is currently in progress.

In the interview, Mr. Read is quoted as stating his belief that several of the issues raised are in significant part derived from what he characterized as a "leveraged lending strategy" pursued by the Bank in the late 1990's in order to "keep up its earnings stream," coupled with underwriting standards characterized by Mr.
Read as "questionable."    Mr. Read since has indicated that his
reference in the interview was to a "leveraged investment strategy" and not to a "leveraged lending strategy" and was intended to refer to the investment strategy of the Bank of borrowing from the Federal Home Loan Bank and investing in longer term mortgage backed securities. Mr. Read indicated in the interview that the Bank stopped the leveraged funding strategy that was in place when he joined the Bank. Mr. Read has since stated that while the Bank continues a leveraged investment strategy, it has revised that strategy to better manage interest rate risk.

Management believes that weaknesses in account reconciliation, information systems and recordkeeping procedures are, at least in part, derived from the departures of the chief financial officer and controller of the Bank in the middle of an information
systems conversion in 2000.   There has been a significant
turnover in senior management since 1999. Current management believes that the Bank has taken positive steps to revise these procedures.

In the interview Mr. Read expressed his belief that the accounting issues raised by Bank regulators have been resolved without a charge to earnings, capital levels are stable, and tighter credit standards are in place. Mr. Read has since stated that capital levels far exceed well capitalized benchmarks. In the interview, he stated that he expects the Bank's provision for loan losses in 2002 to exceed actual charge-offs, and he expects the Bank's loan portfolio to grow under the direction of a new commercial loan team and residential mortgage team. The Bank continues to maintain a capital position significantly above minimum regulatory requirements.

In the Interview, Mr. Read stated that the Company has no plans to divest its trust and investment subsidiary, BTI Financial
Group.

In the interview, Mr. Read expressed his view that actions planned or taken by the Bank have adequately addressed the principal concerns raised by the Bank's regulators.

Matters discussed herein include forward looking statements involving risks and uncertainties for which Bar Harbor Bankshares claims the protection of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. These matters include, but are not limited to, statements regarding the adequacy of the Bank's efforts to address regulatory concerns, the adequacy of provisions for future loan losses and the prospects for positive growth in the Bank's loan portfolio. While the Company believes that the Bank has adequately addressed most of the concerns raised by its principal regulator, the adequacy of its corrective actions has not been finally reviewed and approved by pertinent
regulatory agencies.   Further, its future performance and that
of the Bank are subject to a number of other contingencies including the ability of the Bank to successfully implement and maintain internal procedures modified or introduced in response to regulatory concerns, the adequacy of reserves to meet actual future loan losses, the ability of the Bank to actually achieve projected growth in its loan portfolio, general economic conditions, asset quality, the ability to achieve increased operating efficiencies, interest rate fluctuations, and competition from other lenders and financial service providers.


ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements - not applicable
(b)	Pro forma financial information - not applicable
(c)	Exhibits  - None






SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 7, 2002



							BAR HARBOR BANKSHARES



							Dean S. Read
							President